EXHIBIT 32.2

Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the Chief Financial Officer of Zale Corporation, certifies, to the best of his knowledge, that the Quarterly Report on Form 10-Q for the quarter ended October 31, 2009, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Zale Corporation at the dates and for the periods indicated.  The foregoing certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose.

Date: December 4, 2009	By:	/s/ MATTHEW W. APPEL
Matthew W. Appel
Executive Vice President and Chief Financial Officer
(principal financial officer of the registrant)